EXHIBIT 7.1

August 23, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Agro Capital Management Corp.

Gentlemen:

We have read Item 4.02 “Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” contained in Agro Capital Management Corp.’s Form 8-K dated August 23, 2017, and are in agreement with the statements contained therein.

Very truly yours,

/s/ Michael Gillespie & Associates, PLLC

Seattle, Washington